UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-KA

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): September 28, 2005

                               Cove Apparel, Inc.
                 (Exact name of registrant specified in charter)

     Nevada                         000-50290                     95-4891903
    (State of                    (Commission File                (IRS Employer
 Incorporation)                     Number)                  Identification No.)
--------------------------------------------------------------------------------
                             1003 Dormador, Suite 21
                             San Clemente, CA 92672
                             ----------------------
               (Address of principal executive offices) (Zip Code)

                                 (949) 224-3040
                                 --------------
              (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                     COVE AND EUROSEAS FINANCIAL STATEMENTS

The financial statements of Cove for the year ended September 30, 2004 were attached to the 8K filed August 31, 2005 as Exhibit A. These statements have been audited by Hall & Company, independent auditors. The unaudited financial statements of Cove for the nine months ended June 30, 2005 were attached to the 8K filed August 31, 2005 as Exhibit A.

The consolidated financial statements of Euroseas Ltd. and subsidiaries ("Euroseas") as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004, included in this Current Report on Form 8-K/A of Cove Apparel, Inc. have been audited by Deloitte Hadjipavlou, Sofianos & Cambanis S.A., an independent registered public accounting firm, as stated in their report appearing in Exhibit B. The unaudited financial statements of Euroseas Ltd. and subsidiaries for the six months ended June 30, 2005 are attached hereto as Exhibit D.

You are encouraged to review the financial statements and related notes.

SUMMARY FINANCIAL INFORMATION ON EUROSEAS. The following table sets forth summary financial information as derived from the Euroseas audited consolidated financial statements for the three years ended December 31, 2004 and unaudited consolidated financial statements for the six-month periods ended June 30, 2004 and 2005. The Euroseas unaudited consolidated financial statements include all normal and recurring adjustments, which in the opinion of management are necessary to present fairly the data included therein. The results of operations for the six-month period ended June 30, 2005 are not necessarily indicative of the results to be expected for the full year. We refer you to the footnotes to the Euroseas consolidated financial statements for a discussion of the basis upon which the consolidated financial statements are presented. The data below should be read in conjunction with the Euroseas consolidated financial statements, related notes and other financial information included herein.

                                                                                     SIX MONTHS ENDED
                                 YEARS ENDED DECEMBER 31 (AUDITED)                 JUNE 30 (UNAUDITED)
                                 ---------------------------------                 -------------------
                               2002            2003             2004               2004           2005
                               ----            ----             ----               ----           ----
   Gross revenue             $15,291,761      $25,951,023     $45,718,006        $21,321,769    $23,833,736
   Operating income            1,651,856        9,351,608      31,107,759         15,182,539     15,301,112
   Net income                    891,628        8,426,612      30,611,765         14,910,424     14,763,374
   EBITDA                      5,738,409       13,941,418      34,594,658         16,830,370     17,043,717

EBITDA, which is not a recognized measure under accounting principles generally accepted in the United States of America ("US GAAP"), represents income before interest expense, income taxes, depreciation and amortization (including amortization of drydock expenses). We have been advised by Euroseas that it believes that EBITDA is useful in evaluating the performance of shipping companies because it eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which items may vary for different companies for reasons unrelated to overall operating performance. When analyzing Euroseas' operating performance, interested parties should use EBITDA in addition to, and not as an alternative for, its net income
(loss) as determined in accordance with US GAAP. Because not all companies use identical calculations, Euroseas presentation of EBITDA may not be comparable to similarly titled measures presented by other companies.

A reconciliation of Euroseas net income to its EBITDA is included below:

A reconciliation of Euroseas net income to its EBITDA is included below:

                                                                                     SIX MONTHS ENDED
                                 YEARS ENDED DECEMBER 31 (AUDITED)                 JUNE 30 (UNAUDITED)
                                 ---------------------------------                 -------------------
                               2002            2003             2004               2004           2005
                               ----            ----             ----               ----           ----
   Net income (loss)            $891,628       $8,426,612     $30,611,765        $14,910,424    $14,763,374
   Income tax                        ---              ---             ---                ---            ---
   Interest and finance
   cost                          799,970          793,257         708,284            297,916        545,719
   Interest income               (6,238)         (36,384)       (187,069)           (18,535)      (89,698 )
   Amortization and
   Depreciation                4,053,049        4,757,933       3,461,678          1,640,565      1,824,322
                               ---------        ---------       ---------          ---------      ---------
   EBITDA                     $5,738,409      $13,941,418     $34,594,658        $16,830,370    $17,043,717




                 INTRODUCTION TO PROFORMA FINANCIAL INFORMATION

On August 25, 2005, Cove and Euroseas signed an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Euroseas, through its wholly-owned subsidiary, Merger Sub, agreed to acquire Cove in exchange for shares of Euroseas common stock (the "Merger"). The Merger will not be effective until the effectiveness of an F-1 or F-4 Registration Statement or comparable form (the "Euroseas Registration Statement") to be filed in connection with the shares issuable in the Merger is declared effective by the Securities and Exchange Commission (the "SEC"), Cove's Information Statement (the "Information Statement") included in the Euroseas Registration Statement is sent to Cove's shareholders and a majority of Cove's shareholders approve the Merger. The parties have agreed to waive the requirement of Comfort Letters from their respective auditors.

In the Merger, all the shares of Cove common stock (an aggregate of 10,480,500 shares) will be converted into an aggregate of 1,079,167 shares of Euroseas common stock, an exchange ratio in the Merger of 0.102969 subject to adjustment in the event of a stock split.

The following proforma financial statements assume the Merger had been completed on January 1, 2004 and include Statements of Operations for Euroseas for six months ended June 30, 2005 and for the year ended December 31, 2004 and a proforma Balance Sheet as at June 30, 2005:

Euroseas Ltd and subsidiaries

Unaudited Pro Forma Condensed Consolidated Balance Sheet at June 30, 2005

                                          EUROSEAS LTDCOVE APPAREL, INC          ADJUSTMENTS              PRO FORMA
ASSETS
CURRENT ASSETS
Cash and cash equivalents                  5,452,608                              18,430,979       (1)    23,883,587
                                                                                    (350,000)      (1)      (350,000)
                                                                 21,759              (11,759)      (2)        10,000
--------------------------------------------------------------------------------------------------------------------
Total cash and cash equivalents            5,452,608             21,759           18,069,220              23,543,587
--------------------------------------------------------------------------------------------------------------------
Accounts receivable trade, net                 9,652                                                           9,652
Prepaid expenses                             129,706                                                         129,706
Claims and other receivables                  69,641                                                          69,641
Due from related party                     3,995,602                                                       3,995,602
Inventories                                  319,765                                                         319,765
Restricted cash                            1,299,135                                                       1,299,135
--------------------------------------------------------------------------------------------------------------------
Total current assets                      11,276,109             21,759           18,069,220              29,367,088
--------------------------------------------------------------------------------------------------------------------



                                       3




FIXED ASSETS
Vessels, net book value                   32,978,300                                                      32,978,300
--------------------------------------------------------------------------------------------------------------------
Total fixed assets                        32,978,300                  -                                   32,978,300
--------------------------------------------------------------------------------------------------------------------

LONG-TERM ASSETS
Deferred charges, net                      2,357,775                                                       2,357,775
--------------------------------------------------------------------------------------------------------------------
TOTAL LONG-TERM ASSETS                     2,357,775                  -                                   35,336,075
--------------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                              46,612,184             21,759           18,069,220              64,703,163
--------------------------------------------------------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Long-term debt, current portion           14,780,000                                                      14,780,000
Trade accounts payable                       946,760             95,911              (95,911)     (2)        946,760
Accrued expenses                             437,570                                                         437,570
Deferred income                            2,176,825                                                       2,176,825
Loan from stockholder                              -             45,000              (45,000)     (2)              -
--------------------------------------------------------------------------------------------------------------------
Total current liabilities                 18,341,155            140,911             (140,911)             18,341,155
--------------------------------------------------------------------------------------------------------------------

Long-term liabilities
Long-term debt, net of current            26,620,000                  -                                   26,620,000
portion
--------------------------------------------------------------------------------------------------------------------
Total long-term liabilities               26,620,000                  -                    -              26,620,000
--------------------------------------------------------------------------------------------------------------------
Total liabilities                         44,961,155            140,911             (140,911)             44,961,155
--------------------------------------------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES                      -                  -                    -                       -

Common stock                                 297,542                                  81,061      (1)(3)     378,603
                                                                 10,481              (10,481)     (4)              -
                                    --------------------------------------------------------------------------------
Total common stock                           297,542             10,481               70,580                 378,603
                                    --------------------------------------------------------------------------------

                                    --------------------------------------------------------------------------------
Preferred shares                                   -                  -                    -
Additional paid in capital                17,073,381            144,802           18,360,399      (1)     35,578,582

                                                                                     129,152      (2)        129,152
                                                                                    (274,435)     (3)       (274,435)
                                    --------------------------------------------------------------------------------
Total additional paid-in capital          17,073,381            144,802           18,215,116              35,433,299
                                    --------------------------------------------------------------------------------

Accumulated deficit                      (15,719,894)          (274,435)             274,435      (3)    (15,719,894)
                                                                                    (350,000)     (2)       (350,000)
                                    --------------------------------------------------------------------------------
                                         (15,719,894)          (274,435)             (75,565)            (16,069,894)
--------------------------------------------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY                 1,651,029           (119,152)          18,210,131              19,742,008
--------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS'       46,612,184             21,759           18,069,220              64,703,163
EQUITY
--------------------------------------------------------------------------------------------------------------------

(1) To account for the sale in the private placement of 7,026,993 shares dated August 25, 2005 at $3 per share with a par value of $0.01 per share or $ 70.270 ,less the cost of the offering estimated to be $2.65 million

(2) The merger agreement states that Cove Apparel, Inc. will have a cash balance of $10,000 and equity of the same amount at the effective date of the merger. The pro forma entries reflect the increase in paid in capital and repayment of the accounts payable and loan to the shareholder of Cove Apparel, Inc of $140,911 less the cash the balance noted above totalling $11,759. The costs related to the merger are estimated to be $0.35 million.

(3) To account for the acquisition of Cove Apparel, Inc. through the issuance of 1,079,167 shares to the shareholders of Cove at $3 per share amounting to $ 3,237,501 with a par value of $0.01 per share or $10,791. The acquisition of Cove is accounted for as a capital transaction, rather than a business combination. Accordingly, the difference between the purchase price of $3,237,501 and the fair value of Cove's acquired net assets of $10,000 after taking into account the transactions in (2) above, is accounted for as a reduction of the combined companies' equity amounting to $3,227,501.

(4) To account for the consolidation entries eliminating the common stock of Cove amounting to $10,481, the paid in capital of Cove amounting to $144,802 and accumulated deficit of Cove of $274,435.

Euroseas Ltd and subsidiaries

Unaudited Pro Forma Condensed Consolidated Income Statement for the six- month period ended June 30, 2005

                                                EUROSEAS LTD       COVE APPAREL, INC             PRO FORMA
-----------------------------------------------------------------------------------------------------------
REVENUES                                                                          (4)
Voyage revenue                                  23,833,736                                23,833,736
Commissions                                     (1,340,228)                               (1,340,228)
-----------------------------------------------------------------------------------------------------------
NET REVENUE                                     22,493,508                                22,493,508
-----------------------------------------------------------------------------------------------------------

OPERATING EXPENSES
Voyage expenses                                    131,093                                   131,903
Vessel operating expenses                        4,270,787                                 4,270,787
Management fees                                    965,384                                   965,384
Selling, general and administrative expenses             -                    71,642                71,642
Amortization and depreciation                    1,824,322                                       1,824,322
-----------------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                         7,192,396                    71,642             7,264,038
-----------------------------------------------------------------------------------------------------------

OPERATING INCOME/ (LOSS)                        15,301,112                   (71,642)           15,229,470
-----------------------------------------------------------------------------------------------------------

OTHER INCOME/(EXPENSES)
Interest and finance cost                           (545,719)                                     (545,719)
Derivative Loss                                      (82,029)                                   (82,029)
Foreign exchange (loss)/gain                             312                                        312
Interest income                                       89,698                                     89,698
-----------------------------------------------------------------------------------------------------------
OTHER INCOME/(EXPENSES), NET                        (537,738)                                  (537,738)

-----------------------------------------------------------------------------------------------------------
NET INCOME/(LOSS) FOR THE PERIOD                14,763,374                   (71,642)           14,691,732
-----------------------------------------------------------------------------------------------------------

         (4) The six-month period ended June 30, 2005 figures are derived from the published quarterly financial statements of Cove Apparel, Inc and do not represent the statutory reporting period.

Euroseas Ltd and subsidiaries

Unaudited Pro Forma Condensed Consolidated Income Statement for the year ended December 31, 2004


                                          EUROBULK Ltd.         COVE APPAREL, INC          PRO FORMA
------------------------------------------------------------------------------------------------------
REVENUES                                                                     (4)
Voyage revenue                              45,718,006                    6,500            45,724,506
Commissions                                 (2,215,197)                                    (2,215,197)
------------------------------------------------------------------------------------------------------
Net revenue                                 43,502,809                    6,500            43,509,309
------------------------------------------------------------------------------------------------------

OPERATING EXPENSES
Voyage expenses                             370,345                                           370,345
Vessel operating expenses                   8,906,252                                       8,906,252
Management fees                             1,972,252                                       1,972,252
Selling, general and administrative expenses      -                      85,801                85,801
Amortization and depreciation               3,461,678                                       3,461,678
Net gain on sale of vessel                  (2,315,477)                                    (2,315,477)
------------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                    12,395,050                   85,801            12,480,851
------------------------------------------------------------------------------------------------------

OPERATING INCOME                            31,107,759                  (79,301)           31,028,458
------------------------------------------------------------------------------------------------------

OTHER INCOME/(EXPENSES)
Interest and finance cost                   (708,284)                                        (708,284)
Derivative gain                              27,029                           -                27,029
Foreign exchange (loss)/gain                 (1,808)                          -                (1,808)
Interest income                             187,069                           -               187,069
------------------------------------------------------------------------------------------------------
OTHER INCOME/(EXPENSES), NET                (495,994)                         -              (495,994)

------------------------------------------------------------------------------------------------------
NET INCOME/(LOSS) FOR THE PERIOD            30,611,765                  (79,301)           30,532,464
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

         (4) The year ended December 31, 2004 figures are derived from the published quarterly financial statements of Cove Apparel, Inc and do not represent the statutory reporting period.



                  ITEM 9.01- FINANCIAL STATEMENTS AND EXHIBITS.

(a): Financial Statements of Businesses Acquired. The audited financial statements of Cove Apparel, Inc. for the year ended September 30, 2004 were attached to the 8K filed August 31, 2005 as Exhibit A. The unaudited financial statements of Cove for the nine months ended June 30, 2005 were attached to the 8K filed August 31, 2005 as Exhibit A.

The consolidated financial statements of Euroseas Ltd. and subsidiaries as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004, included in this Current Report on Form 8-K/A of Cove Apparel, Inc. have been audited by Deloitte Hadjipavlou, Sofianos & Cambanis S.A., an independent registered public accounting firm, as stated in their report appearing in Exhibit B. The unaudited financial statements of Euroseas Ltd. and subsidiaries for the six months ended June 30, 2005 are attached hereto as Exhibit D.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 Cove Apparel, Inc.

                                                 By:      /s/ Kevin Peterson
                                                 -------------------------------
                                                 Name:        Kevin Peterson
                                                 Title:       President

Dated: September 27, 2005

                                                          Exhibit B to Item 9.01



Euroseas Ltd and subsidiaries

CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002, 2003 AND 2004
--------------------------------------------------------------------------------



                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                          PAGES

Report of Independent Registered Public Accounting Firm                     10

Consolidated Balance Sheets as of December 31, 2003 and 2004               11-12

Consolidated Statements of Income for the Years Ended
    December 31, 2002, 2003 and 2004                                        13

Consolidated Statements of Shareholders' Equity for the Years Ended
    December 31, 2002, 2003 and 2004                                        14

Consolidated Statements of Cash Flows for the Years Ended
    December 31, 2002, 2003 and 2004                                        15

Notes to the Consolidated Financial Statements                             16-35

--------------------------------------------------------------------------------
             Report of Independent Registered Public Accounting Firm


To the Board of Directors and Stockholders of the Euroseas Ltd. and subsidiaries


We have audited the accompanying consolidated balance sheets of the Euroseas Ltd and subsidiaries (the "Company") as of December 31, 2004 and 2003 and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Euroseas Ltd and subsidiaries the Company at December 31, 2004 and 2003 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.




Deloitte.
Hadjipavlou, Sofianos & Cambanis S.A.
Athens, Greece
June 30, 2005, except for Note 17 (1), as to which the date is August 25, 2005

Euroseas Ltd. and subsidiaries

CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2003 AND 2004
(ALL AMOUNTS EXPRESSED IN U.S. DOLLARS)

-----------------------------------------------------------------------------------------------------------------
                                                              NOTES                  2003                  2004
----------------------------------------------------------------------------------------------------------------
Assets
CURRENT ASSETS
Cash and cash equivalents                                                       8,100,047            15,497,482
Trade accounts receivable, net                                                    431,740               245,885
Prepaid expenses                                                                   74,114               207,551
Claims and other receivables                                                      346,307               137,783
Inventories                                                       3               354,927               303,478
Restricted cash                                                                   102,204                68,980
----------------------------------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                                            9,409,339            16,461,159
----------------------------------------------------------------------------------------------------------------

FIXED ASSETS
Vessels, net                                                      4            41,096,067            34,171,164
----------------------------------------------------------------------------------------------------------------
Total fixed assets                                                             41,096,067            34,171,164
----------------------------------------------------------------------------------------------------------------

Long-term assets
Deferred charges, net                                             5               929,757             2,205,178
Investment in associate                                           6                22,856                     -
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
TOTAL LONG-TERM ASSETS                                                            952,613             2,205,178
----------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                                   51,458,019            52,837,501
----------------------------------------------------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Long-term debt, current portion                                  10             5,105,000             6,030,000
Trade accounts payable                                                            802,054               879,541
Accrued expenses                                                  7               254,863               321,056
Deferred revenue                                                  8             1,235,032             1,908,189
Due to related companies                                          9             1,084,824             4,626,060
----------------------------------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                                                       8,481,773            13,764,846
----------------------------------------------------------------------------------------------------------------

LONG-TERM LIABILITIES
Long-term debt, net of current portion                           10            15,490,000             7,960,000
----------------------------------------------------------------------------------------------------------------
TOTAL LONG-TERM LIABILITIES                                                    15,490,000             7,960,000
----------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                                              23,971,773            21,724,846
----------------------------------------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES                                    13                     -                     -

SHAREHOLDERS' EQUITY
Common Stock (par value $0.01, 100,000,000 shares                                 297,542               297,542
authorized, 29,754,166 issued and outstanding)








                                       11



Preferred shares (par value $0.01, 20,000,000 shares                                    -                     -
authorized, no shares issued and outstanding)
Additional paid-in capital                                       14            18,623,236            17,073,381
Retained earnings                                                               8,565,468            13,741,732
----------------------------------------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY                                                     27,486,246            31,112,655
----------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                     51,458,019            52,837,501
----------------------------------------------------------------------------------------------------------------

















              The accompanying notes are an integral part of these
                       consolidated financial statements.

Euroseas Ltd. and subsidiaries

CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004
(ALL AMOUNTS EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------

                                         NOTES                   2002                 2003                2004
----------------------------------------------------------------------------------------------------------------
REVENUES
Voyage revenue                                             15,291,761           25,951,023          45,718,006
Commissions                                 9                (420,959)            (906,017)         (2,215,197)
----------------------------------------------------------------------------------------------------------------
NET REVENUE                                                14,870,802           25,045,006          43,502,809
----------------------------------------------------------------------------------------------------------------

OPERATING EXPENSES
Voyage expenses                            15                 531,936              436,935             370,345
Vessel operating expenses                  15               7,164,271            8,775,730           8,906,252
Management fees                             9               1,469,690            1,722,800           1,972,252
Amortization and depreciation             4, 5              4,053,049            4,757,933           3,461,678
Net gain on sale of vessel                  4                       -                    -          (2,315,477)
----------------------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                                   13,218,946           15,693,398          12,395,050
----------------------------------------------------------------------------------------------------------------

OPERATING INCOME                                            1,651,856            9,351,608          31,107,759
----------------------------------------------------------------------------------------------------------------

OTHER INCOME/(EXPENSES)
Interest and finance cost                                    (799,970)            (793,257)           (708,284)
Derivative gain                                                     -                    -              27,029
Foreign exchange gain/(loss)                                    2,849                 (690)             (1,808)
Interest income                                                 6,238               36,384             187,069
----------------------------------------------------------------------------------------------------------------
OTHER EXPENSES, NET                                          (790,883)            (757,563)           (495,994)

----------------------------------------------------------------------------------------------------------------
EQUITY IN EARNINGS/(LOSSES)                 6                  30,655             (167,433)                  -
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
NET INCOME FOR THE YEAR                                       891,628            8,426,612          30,611,765
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
EARNINGS PER SHARE, BASIC AND DILUTED      12                       0.03                 0.28                1.03
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
WEIGHTED   AVERAGE   NUMBER  OF  SHARES    12
OUTSTANDING DURING THE PERIOD                              29,754,166           29,754,166          29,754,166
----------------------------------------------------------------------------------------------------------------



              The accompanying notes are an integral part of these
                       consolidated financial statements.

Euroseas Ltd. and subsidiaries

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004
(ALL AMOUNTS, EXCEPT PER SHARE DATA, EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------


                                           NUMBER      COMMON    PREFERRED
                                               OF      SHARES       SHARES      PAID - IN
                      COMPREHENSIVE        SHARES      AMOUNT       AMOUNT        CAPITAL      RETAINED
                          INCOME         (NOTE 12)   (NOTE 12)    (NOTE 12)      (NOTE 12)      EARNINGS      TOTAL
---------------------------------------------------------------------------------------------------------------------
Balance,
January 1, 2002                  -     29,754,166     297,542           -      15,073,236      1,210,728   16,581,506
Net income                 891,628              -           -           -               -        891,628      891,628
                           -------
Contribution                     -              -                       -       4,500,000              -    4,500,000
Dividend paid                    -              -           -           -               -       (687,500)    (687,500)
---------------------------------------------------------------------------------------------------------------------
Balance,
December 31,
2002                             -     29,754,166     297,542           -      19,573,236      1,414,856   21,285,634
Net income               8,426,612              -           -           -               -      8,426,612    8,426,612
                        ----------
Dividends
paid/return of                   -              -           -           -        (950,000)    (1,276,000)  (2,226,000)
capital
---------------------------------------------------------------------------------------------------------------------
Balance,
December 31,
2003                                   29,754,166     297,542           -      18,623,236      8,565,468   27,486,246
Net income              30,611,765              -           -           -               -     30,611,765   30,611,765
                        ----------
Dividends
paid/return of                   -              -           -           -      (1,549,855)   (25,435,501) (26,985,356)
capital
---------------------------------------------------------------------------------------------------------------------
Balance,
December 31,
2004                                   29,754,166     297,542           -      17,073,381     13,741,732   31,112,655
---------------------------------------------------------------------------------------------------------------------






              The accompanying notes are an integral part of these
                       consolidated financial statements.

Euroseas Ltd. and subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004
(ALL AMOUNTS EXPRESSED IN U.S. DOLLARS)



                                                                 2002                 2003                2004
----------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                    891,628            8,426,612          30,611,765
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation of vessel                                      3,514,403            4,158,159           2,530,100
Amortization of dry-docking expenses                          538,646              599,774             931,578
Amortization of deferred finance cost                          55,497               67,402              50,681
Equity in earnings                                            (30,655)             167,433
Provision for doubtful accounts                                     -                3,592             (27,907)
Gain on sale of vessel                                              -                    -          (2,315,477)

Changes in operating assets and liabilities:
(Increase)/decrease in:
Trade accounts receivable, net                                 68,888              110,471             213,762
Prepaid expenses                                               (3,213)              26,552            (133,437)
Claims and other receivables                                   29,728             (171,731)            208,524
Inventories                                                  (125,499)              (7,748)             51,449
Increase/(decrease) in:
Due to related companies                                      177,169             (482,778)          3,541,236
Trade accounts payable                                        644,749             (650,863)             77,487
Accrued expenses                                                3,125              (43,308)             66,193
Other liabilities                                            (133,123)            (274,764)            673,157
Deferred dry-docking expenses                                       -             (972,671)         (2,270,418)
----------------------------------------------------------------------------------------------------------------
NET CASH PROVIDED BY OPERATING ACTIVITIES                   5,631,343           10,956,132          34,208,693
----------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of vessel                                        (16,993,811)                   -                   -
(Increase)/decrease in cash retention accounts                (42,268)             214,832              33,224
Proceeds from sale of vessels                                       -                    -           6,723,018
----------------------------------------------------------------------------------------------------------------
NET CASH FROM INVESTING ACTIVITIES                        (17,036,079)             214,832           6,756,242
----------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in common stock and paid-in capital                4,500,000                    -                   -
Dividends                                                    (687,500)          (1,200,000)        (26,962,500)
Advance from shareholders                                     300,000                    -                   -
Repayment of advances from shareholders                             -             (300,000)                  -
Deferred finance costs                                       (120,145)             (28,000)                  -
Proceeds from long-term debt                               11,900,000            3,000,000                   -
Repayment of long-term debt                                (3,645,000)          (6,250,000)         (6,605,000)
----------------------------------------------------------------------------------------------------------------
NET CASH USED IN FINANCING ACTIVITIES                      12,247,355           (4,778,000)        (33,567,500)
----------------------------------------------------------------------------------------------------------------

Net increase in cash and cash equivalents                     842,619            6,392,964           7,397,435
Cash and cash equivalents at beginning of year                864,464            1,707,083           8,100,047
----------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of year                    1,707,083            8,100,047          15,497,482
SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the year for:
CASH PAID FOR INTEREST                                        582,740              725,034             474,430
NON CASH ITEMS:
DIVIDEND AND RETURN OF CAPITAL FROM INVESTMENT
IN ASSOCIATES (NOTE 6)                                              -            1,026,000              22,856






              The accompanying notes are an integral part of these
                       consolidated financial statements.

Euroseas Ltd. and subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004
(ALL AMOUNTS EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------


1.       BASIS OF PRESENTATION AND GENERAL INFORMATION

Euroseas Ltd. (the "Company") was formed on May 5, 2005 under the laws of the Republic of the Marshall Islands to consolidate the beneficial owners of the ship owning companies listed below. On June 28, 2005 the beneficial owners exchanged all their shares of the ship owning companies for shares in Friends Investment Company Inc, a newly formed Marshall Islands company. On June 29, 2005, Friends Investment Company Inc. then exchanged all the shares in the ship-owning companies for shares in Euroseas Ltd, thus becoming the sole shareholder of Euroseas Ltd. The transaction described above constitutes a reorganization of companies under common control, and has been accounted for in a manner similar to a pooling of interests, as each ship-owning company was under the common control of the Pittas family prior to the transfer of ownership of the companies to Euroseas Ltd. Accordingly, the consolidated financial statements of the Company have been presented as if the ship-owning companies were consolidated subsidiaries of the Company for all periods presented and using the historical carrying costs of the assets and the liabilities of the ship-owning companies listed below.

The operations of the vessels are managed by Eurobulk Ltd., a related corporation.

The manager has an office in Greece located at 40 Ag. Constandinou Ave, Maroussi, Athens, Greece. The manager provides the Company with a wide range of shipping services such as technical support and maintenance, insurance consulting, chartering, financial and accounting services, as well as executive management services, in exchange for a fixed and variable fee (Note 8).

The Company is engaged in the ocean transportation of dry bulk and containers through the ownership and operation of the following dry bulk and container carriers:

   o Searoute Maritime Ltd. incorporated in Cyprus on May 20, 1992, owner of the Cyprus flag 33,712 DWT bulk carrier motor vessel "Ariel", which was built in 1977 and acquired on March 5, 1993.

   o Oceanopera Shipping Ltd. incorporated in Cyprus on June 26, 1995, owner of the Cyprus flag 34,750 DWT bulk carrier motor vessel "Nikolaos P", which was built in 1984 and acquired on July 22, 1996.

   o Oceanpride Shipping Ltd. incorporated in Cyprus on March 7, 1998, owner of the Cyprus flag 26,354 DWT bulk carrier motor vessel "John P", which was built in 1981 and acquired on March 7, 1998.

   o Alcinoe Shipping Ltd. incorporated in Cyprus on March 20, 1997, owner of the Cyprus flag 26,354 DWT bulk carrier motor vessel "Pantelis P", which was built in 1981 and acquired on June 4, 1997.

   o Alterwall Business Inc. incorporated in Panama on January 15, 2001, owner of the Panama flag 18,253 DWT container carrier motor vessel "HM Qingdao1" (ex Kuo Jane), which was built in 1990 and acquired on February 16, 2001.

   o Allendale Investment S.A. incorporated in Panama on January 22, 2002, owner of the Panama flag 18,154 DWT container carrier motor vessel "Kuo Hsiung", which was built in 1993 and acquired on May 13, 2002.

Euroseas Ltd. and subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004
(ALL AMOUNTS EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------



1.       BASIS OF PRESENTATION AND GENERAL INFORMATION - CONTINUED

   o Diana Trading Ltd. incorporated in the Marshall Islands on September 25, 2002, owner of the Marshall Islands flag 69,734 DWT bulk carrier motor vessel "Irini", which was built in 1988 and acquired on October 15, 2002.

In addition, the historical financial statements include the accounts of the following vessel owning companies which were managed by Eurobulk, Ltd. during the periods presented:

   (a) Silvergold Shipping Ltd. incorporated in Cyprus on May 16, 1994. Up to June 3, 1996, the Company was engaged in ship owning activities, but thereafter, the Company's assets and liabilities were liquidated and the retained earnings were distributed to the shareholders. The Company remained dormant until October 10, 2000 when it acquired the 18,000 DWT container carrier motor vessel "Widar", owner of the Cyprus flag, which was built in 1986. The vessel was sold on April 24, 2004. The group of beneficial shareholders which own the above mentioned ship-owing companies also own the ship owning company, Silvergold Shipping Ltd., accordingly, these accompanying financial statements also consolidate the accounts of Silvergold Shipping Ltd until May 31, 2005, when Silvergold Shipping Ltd. declared a final dividend of $35,000 to its shareholders.

   (b) Fitsoulas Corporation Limited which was incorporated in Malta on September 24, 1999, is the owner of the Malta flag 41,427 DWT bulk carrier motor vessel Elena Heart, which was built in 1983 and acquired on October 22, 1999. The vessel was sold on March 31, 2003. The group of beneficial shareholders which own the above mentioned ship-owing companies also exercised significant influence over the ship-owning company Fitsoulas Corporation Limited through their 38% interest in that company, and this investment was therefore accounted for using the equity method.

Charterers individually accounted for more than 10% of the Company's voyage and time charter revenues as follows:

                                    YEAR ENDED DECEMBER 31,
CHARTERER                     2002                                        2004
                                         2003
-------------------------------------------------------------------------------

A                            42.40%              31.30%                 12.20%
B                            28.68%              23.01%                 11.50%
C                                 -              10.55%                      -
D                                 -                   -                20.60 %
E                                 -                   -                10.52 %
F                                 -                   -                14.07 %

2.       SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP) and include the accounts of Euroseas Ltd. and its subsidiaries for the years ended December 31, 2002, 2003 and 2004. Inter-company transactions were eliminated on consolidation.

Euroseas Ltd. and subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2002, 2003 and 2004
(All amounts expressed in U.S. Dollars)
--------------------------------------------------------------------------------



2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

INVESTMENT IN ASSOCIATES

An associate is an entity over which shareholders of the Company have significant influence but do not control. The results and assets and liabilities of associates are incorporated in these consolidated financial statements using the equity method of accounting. Under this method of accounting, investments in associates are carried on the consolidated balance sheet at cost as adjusted for post acquisition changes in the Company's share of the net assets of the associate.

USE OF ESTIMATES

The preparation of the accompanying consolidated financial statements is in conformity with accounting principles generally accepted in the United States and requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the consolidated financial statements, and the stated amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

OTHER COMPREHENSIVE INCOME

The Company follows the provisions of Statement of Financial Accounting Standards No. 130, "Statement of Comprehensive Income" ("SFAS 130"), which requires separate presentation of certain transactions which are recorded directly as components of stockholders' equity. The Company has no other comprehensive income and, accordingly, comprehensive income equals net income for all periods presented.

FOREIGN CURRENCY TRANSLATION

The Company's functional currency is the U.S. dollar. Assets and liabilities denominated in foreign currencies are translated into U.S. dollars at exchange rates prevailing at the balance sheet date. Income and expenses denominated in foreign currencies are translated into U.S. dollars at exchange rates prevailing at the date of the transaction. Resulting exchange gains and/or losses on settlement or translation are included in the accompanying consolidated statements of operations.

CASH AND CASH EQUIVALENTS

The Company considers time deposits or other certificates purchased with an original maturity of three months or less to be cash equivalents.

RESTRICTED CASH

Restricted cash reflects deposits with certain banks that can only be used to pay the current loan installments.

Euroseas Ltd. and subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004
(ALL AMOUNTS EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------



2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

TRADE ACCOUNTS RECEIVABLE

The amount shown as trade accounts receivable, at each balance sheet date, includes estimated recoveries from each voyage or time charter, net of a provision for doubtful accounts. At each balance sheet date, the Company provides for doubtful accounts on the basis of specific identified doubtful receivables. At December 31, 2002 and 2004, no provision for doubtful debts was considered necessary while at December 31, 2003, the allowance for doubtful accounts amounted to $27,907.


CLAIMS AND OTHER RECEIVABLES

Claims and other receivables principally represent claims arising from hull or machinery damages, crew salaries claims or other insured risks that have been submitted to insurance adjusters or are currently being compiled. All amounts are shown net of applicable deductibles.

INVENTORIES

Inventories consist of bunkers, lubricants and victualling on board the Company's vessels at the balance sheet date and are stated at the lower of cost and market value. Victualling is valued using the FIFO method while bunkers and lubricants are valued on an average cost basis.

VESSELS

Vessels owned by the Company are stated at cost which comprises vessels' contract price, major repairs and improvements, direct delivery and acquisition expenses less accumulated depreciation. Subsequent expenditures for conversions and major improvements are also capitalized when they appreciably extend the life, increase the earning capacity or improve the efficiency or safety of the vessel, otherwise these amounts are charged to expense as incurred.

DEPRECIATION

Depreciation is calculated on a straight line basis with reference to the cost of the vessel, age and scrap value as estimated at the date of acquisition. Depreciation is calculated over the remaining useful life of the vessel, which is estimated to range from 25 to 30 years from the date of original construction. Remaining useful lives of property are periodically reviewed and revised to recognize changes in conditions. Revisions of estimated lives are recognized over current and future periods.

During 2004, management changed its estimate of the scrap value of its vessels. See Note 4.

Euroseas Ltd. and subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004
(ALL AMOUNTS EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------



2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

REVENUE AND EXPENSE RECOGNITION

Revenues are generated from voyage and time charter agreements. Time charter revenues are recorded over the term of the charter as service is provided. Under a voyage charter the revenues and associated voyage costs are recognized on a pro-rata basis over the duration of the voyage. Probable losses on voyages are provided for in full at the time such losses can be estimated. A voyage is deemed to commence upon the completion of discharge of the vessel's previous cargo and is deemed to end upon the completion of discharge of the vessel's previous cargo and is deemed to end upon the completion of discharge of the current cargo. Demurrage income represents payments by the charterer to the vessel owner when loading or discharging time exceeded the stipulated time in the voyage charter and is recognized as incurred.

Charter revenue received in advance is recorded as a liability until charter services are rendered.

Vessels' operating expenses comprise all expenses relating to the operation of the vessels, including crewing, repairs and maintenance, insurance, stores, lubricants and miscellaneous expenses. Voyage expenses comprise all expenses relating to particular voyages, including bunkers, port charges, canal tolls, and agency fees.

For the Company's vessels operating in chartering pools, revenues and voyage expenses are pooled and allocated to each pool's participants on a time charter equivalent basis in accordance with an agreed-upon formula.

REPAIRS AND MAINTENANCE

Expenditures for vessel repair and maintenance is charged against income in the period incurred.

ACCOUNTING FOR DRY-DOCKING COSTS

Dry-docking and special survey costs are deferred and amortized over the estimated period to the next scheduled dry-docking or survey, which are generally two and a half years and five years, respectively. Unamortized dry-docking costs of vessels that are sold are written-off to income in the year of the vessel's sale.

PENSION AND RETIREMENT BENEFIT OBLIGATIONS - CREW

The ship-owning companies included in the combination, employ the crew on board, under short-term contacts (usually up to 9 months) and accordingly, they are not liable for any pension or post retirement benefits.

FINANCING COSTS

Loan arrangement fees are deferred and amortized to interest expense over the duration of the underlying loan using the effective interest method. Unamortized fees relating to loan repaid or refinanced are expensed in the period the repayment or refinancing is made.

Euroseas Ltd. and subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004
(ALL AMOUNTS EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------



2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

ASSETS HELD FOR SALE

It is the Company's policy to dispose of vessels when suitable opportunities occur and not necessarily to keep them until the end of their useful life. The Company classifies assets as being held for sale in accordance with SFAS No. 144, "Accounting for the impairment or the disposal of long-lived assets" when the following criteria are met: management has committed to a plan to sell the asset; the asset is available for immediate sale in its present condition; an active program to locate a buyer and other actions required to complete the plan to sell the asset have been initiated; the sale of the asset is probable, and transfer of the asset is expected to qualify for recognition as a completed sale within one year; the asset is being actively marketed for sale at a price that is reasonable in relation to its current fair value and actions required to complete the plan indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn.

Long-lived assets classified as held for sale are measured at the lower of their carrying amount or fair value less cost to sell. These assets are not depreciated once they meet the criteria to be held for sale.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company follows Statement of Financial Accounting Standards ("SFAS") No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the asset's carrying amount. In the evaluation of the fair value and future benefits of long-lived assets, the Company performs an analysis of the anticipated undiscounted future net cash flows of the related long-lived assets. If the carrying value of the related asset exceeds the undiscounted cash flows, the carrying value is reduced to its fair value. Various factors including future charter rates and vessel operating costs are included in this analysis. The Company determined that no impairment loss needed to be recognized for applicable assets for any years presented.

DERIVATIVE FINANCIAL INSTRUMENTS

SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" as amended establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value, with changes in the derivatives' fair value recognized currently in earnings unless specific hedge accounting criteria are met. Pursuant to SFAS 133, the Company records all its derivative financial instruments and hedges as economic hedges, since they do not qualify as a hedge or meet the criteria of hedge accounting. All gains or losses are reflected in the statement of income.

For the year ended December 31, 2004, the interest rate swaps did not qualify for hedge accounting treatment. Accordingly, all gains or losses have been recorded in statement of income for the period. The fair value at December 31, 2004 is $27,029 and is included in Claims and other receivables. There were no interest rate swaps for the year ended December 31, 2003.

EUROSEAS LTD. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004
(ALL AMOUNTS EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------



2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

EARNINGS PER COMMON SHARE

Basic earnings per common share are computed by dividing the net income available to common stockholders by the weighted average number of common shares deemed outstanding during the year.

SEGMENT REPORTING

The Company reports financial information and evaluates its operations by charter revenue and not by the length of ship employment for its customers, i.e. spot or time charters. The Company does not use discrete financial information to evaluate the operating results for each such type of charter. Although revenue can be identified for these types of charters, management cannot and does not identify expenses, profitability or other financial information for these charters. As a result, management, including the chief operating decision maker, reviews operating results solely by revenue per day and operating results of the fleet and thus the Company has determined that it operates under one reporting segment. Furthermore, when the Company charters a vessel to a charterer, the charterer is free to trade the vessel worldwide and, as a result, the disclosure of geographical information is impracticable.

RECENT ACCOUNTING PRONOUNCEMENTS

In January 2003, the Financial Accounting Standards Board (FASB) issued FIN 46, "Consolidation of Variable Interest Entities," which clarified the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to address perceived weaknesses in accounting for entities commonly known as special-purpose or off-balance sheet entities. It provides guidance for identifying the party with a controlling financial interest resulting from arrangements or financial interests rather than voting interests. It requires consolidation of Variable Interest Entities ("VIEs") only if those VIEs do not effectively disperse the risks and benefits amount the various parties involved. On December 24, 2003, the FASB issued a complete replacement of FIN 46 ("FIN
46R), which clarified certain complexities of FIN 46. FIN 46R is applicable for financial statements issued for reporting periods that end after March 5, 2004. The Company has reviewed FIN 46R and determined that the adoption of the standard will not have a material impact on the financial statements.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), Shared Based Payments (SFAS 123R). This statement eliminates the option to apply the intrinsic value measurement provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" to stock compensation awards issued to employees. Rather, SFAS 123R requires companies to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide services in exchange for the award-the requisite service period (usually the vesting period). SFAS No.123R applies to all awards granted after the required effective date, as of the beginning of the first interim or annual reporting period that begins after June 15, 2005, and to awards modified, repurchased, or cancelled after that date. SFAS 123R will be effective for our fiscal year 2006. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

EUROSEAS LTD. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004
(ALL AMOUNTS EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------


RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

On December 16, 2004, FASB issued SFAS No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions ("FAS 153"). This statement amends APB Opinion N(degree)29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under SFAS No. 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS No. 153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

The Financial Accounting Standards Board (FASB) has issued SFAS No.154, Accounting Changes and Error Corrections, a replacement of APB Opinion N(degree)20 and SFAS No. 3. The Statement applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle.

SFAS No.154 requires retrospective applications to prior periods' financial statements of a voluntary change in accounting principle unless it is impracticable. Opinion 20 previously required that most voluntary change in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. SFAS No.154 improves financial reporting because its requirements enhance the consistency of financial information between periods. The Company is analyzing the effect which this pronouncement will have on its financial condition, statement of operations, and cash flows. This statement will be effective for the Company on January 1, 2006. The Company does not believe that this pronouncement will have and effect on it's financial condition, results of operation or cash flows.

On March 29, 2005, the SEC released a Staff Accounting Bulletin (SAB) relating to the FASB accounting standard for stock options and other share-based payments. The interpretations in SAB No. 107, "Share-Based Payment," (SAB 107) express views of the SEC Staff regarding the application of SFAS No. 123 (revised 2004), "Share-Based Payment "(Statement 123R). Among other things, SAB 107 provides interpretive guidance related to the interaction between Statement 123R and certain SEC rules and regulations, as well as provides the Staff's views regarding the valuation of share-based payment arrangements for public companies. The Company does not anticipate that adoption of SAB 107 will have any effect on its financial position, results of operations or cash flows.

In March 2005, the FASB issued FASB Interpretation No. ("FIN") 47 "Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143", which clarifies the term "conditional asset retirement obligation" as used in SFAS No. 143 "Accounting for Asset Retirement Obligations". Specifically, FIN 47 provides that an asset retirement obligation is conditional when either the timing and (or) method of settling the obligation is conditioned on a future event. Accordingly, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. Uncertainty about the timing and (or) method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. This interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN 47 is effective for fiscal years ending after December 15, 2005. Management is currently evaluating the effect that adoption of FIN 47 will have on the Company's financial position and results of operations.

Euroseas Ltd. and subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004
(ALL AMOUNTS EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------



3.       INVENTORIES

The amounts shown in the accompanying consolidated balance sheet are analyzed as follows:

                                                                              2003                        2004
 ---------------------------------------------------------------------------------------------------------------
 Lubricants                                                                263,408                     256,223
 Victualling                                                                91,519                      47,255
 ---------------------------------------------------------------------------------------------------------------
 TOTAL                                                                     354,927                     303,478
 ---------------------------------------------------------------------------------------------------------------

4.       VESSELS

The amounts in the accompanying consolidated balance sheets are as follows:

                                                        VESSEL         ACCUMULATED                  NET  BOOK
(AMOUNT EXPRESSED IN THOUSANDS)                           COST        DEPRECIATION                      VALUE
----------------------------------------------------------------------------------------------------------------

BALANCE, DECEMBER 31, 2001                             44,593              (12,818)                    31,775
-     Depreciation for the year                             -               (3,515)                    (3,515)
-     Acquisition of vessels                           16,994                    -                     16,994
----------------------------------------------------------------------------------------------------------------
Balance, December 31, 2002                             61,587              (16,333)                    45,254
-     Depreciation for the year                             -               (4,158)                    (4,158)
----------------------------------------------------------------------------------------------------------------
Balance, December 31, 2003                             61,587              (20,491)                    41,096
-     Depreciation for the year                             -               (2,530)                    (2,530)
-     Sale of vessel                                   (5,827)               1,432                     (4,395)
----------------------------------------------------------------------------------------------------------------
Balance, December 31, 2004                             55,760              (21,589)                    34,171
----------------------------------------------------------------------------------------------------------------

In 2004, the estimated scrap value of the vessels was increased to better reflect market price developments in the scrap metal market. The effect of this change in estimate was to reduce 2004 depreciation expense by $1,400,010 and increase 2004 net income by the same amount.

In addition, in 2004, the estimated useful life of the vessel M/V Ariel was extended from 28 years to 30 years since the vessel performed dry-docking in the current year and it is not expected to be sold until year 2007.

At December 31, 2003, the assets held for sale relates to M/V Widar that was sold in April 2004 and resulted in a net gain on sale of $2,315,477. Depreciation expense for M/V Widar for the year ended December 31, 2004 amounted to $136,384.

Euroseas Ltd. and subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004
(ALL AMOUNTS EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------





5.       DEFERRED CHARGES

The amounts in the accompanying consolidated balance sheets are as follows:

                                                               2002                 2003                  2004
----------------------------------------------------------------------------------------------------------------
 Balance, beginning of year                               1,070,261             596,262                929,757
 Additions:                                                 120,144           1,000,671              2,270,418
 Amortization of dry-docking expenses                      (538,646)           (599,774)              (931,578)
 Amortization of loan arrangement fees                      (55,497)            (67,402)               (50,681)
 Written-off on sale of vessel M/V Widar                          -                   -                (12,738)
----------------------------------------------------------------------------------------------------------------
 BALANCE, END OF YEAR                                       596,262             929,757              2,205,178
----------------------------------------------------------------------------------------------------------------

The additions of $2,270,418 in 2004 are made up of dry-docking expenses. The additions of $1,000,671 in 2003 are made up of loan financing fees of $28,000 and dry-docking expenses of $972,671. The additions of $120,144 in 2002 relate to loan financing fees.

6.       INVESTMENT IN ASSOCIATE

Fitsoulas Corporation Limited is 38% owned by common shareholders with the companies listed in Note 1 to the financial statements. The amounts in the accompanying consolidated financial statements are as follows:

                                                               2002                 2003                  2004
----------------------------------------------------------------------------------------------------------------

 Balance, beginning of year                               1,185,634           1,216,289                 22,856
 Equity in earnings/(losses)                                 30,655            (167,433)                     -
 Dividends and return of capital                                  -          (1,026,000)               (22,856)
----------------------------------------------------------------------------------------------------------------
 BALANCE, END OF YEAR                                     1,216,289              22,856                      -
----------------------------------------------------------------------------------------------------------------

Fitsoulas Corporation Limited sold its vessel on March 31, 2003. The Company's share of the net losses inclusive of the loss on sale of the vessel of Fitsoulas Corporation Limited was $167,433 for the year ended December 31, 2003. Thereafter, dividends of $76,000 were declared and capital of $950,000 was returned directly to the shareholders in 2003 and dividend of $22,856 were declared and returned directly to the shareholders in 2004.

Euroseas Ltd. and subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004
(ALL AMOUNTS EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------



7.       ACCRUED EXPENSES

The amounts in the accompanying consolidated balance sheets are as follows:

                                                                                   2003                  2004
----------------------------------------------------------------------------------------------------------------
 Accrued payroll expenses                                                         83,240                95,615
 Accrued interest                                                                 23,800               100,366
 Other accrued expenses                                                          147,823               125,075
----------------------------------------------------------------------------------------------------------------
 Total                                                                           254,863               321,056
----------------------------------------------------------------------------------------------------------------

8.       DEFERRED REVENUE

The account relates to deferred voyage revenue that represents cash received from charterers prior to it being earned. These amounts are recognized as income in the appropriate future periods.


9.       RELATED PARTY TRANSACTIONS

The Company's vessel owning companies are parties to management agreements with Eurobulk Ltd., a related company (the "Management Company") whereby the Management Company provides technical and commercial management. Such management fees amounted to $1,469,690, $1,772,800 and $1,972,252 in 2002, 2003 and 2004
respectively.

The Company uses brokers to provide services, as is industry practice. Eurochart S.A., a related party, provides sales and purchases (S&P) and chartering services to the Company. A commission of 1% on vessel sales price and 1%-1.25%on charter revenue is paid to Eurochart for these services. For the years ended December 31, 2002, 2003 and 2004, respectively, commissions of $57,600, $0, and $70,000 were paid for vessel sales and commissions of $214,758, $286,605, and $654, 057 were paid on charter revenue.


Certain shareholders, together with another ship management company, have one joint venture with the insurance broker Sentinel Maritime Services Inc. and one with the crewing agent More Maritime Agencies Inc. The shareholders' percentage participation in these joint ventures was 26% in 2002, 27% in 2003 and 35% in 2004. In 2004, the Company was charged fees of $209,685 and $23,543 by Sentinel Marine Services Inc. and More Maritime Agencies Inc. respectively.


Amounts due to related parties represent net disbursements and collections made on behalf of the vessel-owning companies by the Management Company during the normal course of operations.

Euroseas Ltd. and subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004
(ALL AMOUNTS EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------



10.      LONG-TERM DEBT

Long-term debt as of December 31, 2003 and 2004 comprises bank loans granted to the vessel-owning companies, which are as follows:

                                                                                DECEMBER 31,
                                                             ---------------------------------------------------
BORROWER                                                                    2003                          2004
----------------------------------------------------- ------ ----------------------- ---------------------------
Alterwall Shipping Inc.                                (a)              4,350,000                    3,750,000
Alcinoe Shipping Limited/
Oceanpride Shipping Limited                            (b)              2,500,000                    1,600,000
Diana Trading Limited                                  (c)              5,020,000                    4,140,000
Allendale Investments S.A.                             (d)              5,100,000                    4,500,000
Searoute Maritime Limited                              (e)                250,000                            -
Silvergold Shipping Limited                            (e)              2,000,000
Oceanopera Shipping Limited                            (e)              1,375,000
----------------------------------------------------- ------ ----------------------- ---------------------------
                                                                       20,595,000                   13,990,000
Current portion                                                        (5,105,000)                  (6,030,000)
----------------------------------------------------- ------ ----------------------- ---------------------------
LONG-TERM PORTION                                                      15,490,000                    7,960,000
----------------------------------------------------- ------ ----------------------- ---------------------------

The future annual loan repayments are as follows:


---------------------------------------------------------------------------- ------- ---------------------------
2005                                                                                                 6,030,000
2006                                                                                                 2,280,000
2007                                                                                                 1,480,000
2008                                                                                                 4,200,000
---------------------------------------------------------------------------- ------- ---------------------------
Total                                                                                 $             13,990,000
---------------------------------------------------------------------------- ------- ---------------------------

(a) On January 30, 2001, Alterwall Shipping Inc. (the owner of M/V HM Qingdao I (ex M/V Kuo Jane)) entered into a loan agreement for an amount of $6,000,000. The loan is repayable in sixteen quarterly installments of $150,000 each and a balloon payment of $3,600,000 due in February 2005. (See Subsequent events e.(1)). Interest is calculated at LIBOR plus 1.5% per annum. The average interest rate for the years ended December 31, 2002, 2003 and 2004 amounted to 3.26%, 2.75% and 3.65%.

(b) On April 1, 2003, Alcinoe Shipping Limited (the owner of M/V Pantelis P.) and Oceanpride Shipping Limited (the owner of M/V John P.) jointly and severally entered into a new loan amounting to $3,000,000 when the outstanding amount of the old loan was $780,000. The loan is repayable in twelve consecutive quarterly installments being four installments of $250,000 each, eight installments of $200,000 each and a balloon payment of $400,000 payable with the last installment in August 2006. The first installment is due in August 2003. Interest is calculated on LIBOR plus 1.75% per annum. The average interest rate for the years ended December 31, 2002, 2003 and 2004 amounted to 3.15%, 2.91% and 3.89%.

Euroseas Ltd. and subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004
(ALL AMOUNTS EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------



10.      LONG-TERM DEBT (CONTINUED)

(c) On October 10, 2002, Diana Trading Limited (the owner of M/V Irini) entered into a loan agreement for an amount of $5,900,000 which was drawn down in to tranches of $4,900,000 on October 16, 2002 and of $1,000,000 on December 2, 2002. The loan is repayable in twenty-four consecutive quarterly installments of $220,000 each, and a balloon payment of $600,000 payable together with the last installment due in October 2008. The first installment is payable in January 2003. The interest is calculated at LIBOR plus 1.6% per annum. The average interest rate for the years ended December 31, 2002, 2003 and 2004 amounted to 3.03%, 2.93% and 3.8%.

(d) On May 1, 2002, Allendale Investments S.A. (the owner of M/V Kuo Hsiung) entered into a loan agreement for an amount of $6,000,000 which was drawn down on May 31, 2002. The loan is repayable in twenty-four consecutive quarterly installments of $150,000 plus a balloon payment of $2,400,000 payable with the last installment in May 2008. The interest is calculated at LIBOR plus 1.75% per annum. The average interest rate for the years ended December 31, 2002, 2003 and 2004 amounted to 3.56%, 3.05% and 3.63%.

(e) The loans of Searoute Maritime Limited (the owner of M/V Ariel), Silvergold Shipping Limited (the owner of M/V Widar) and Oceanopera Shipping Limited (the owner of M/V Nikolaos) were fully repaid in 2004. The average interest rate for the years ended December 31, 2002, 2003 and 2004 amounted to 3.5%, 2.94% and 2.94%.

All the loans are secured with one or more of the following:

o        a first priority mortgage over the respective vessels.
o        a first priority assignment of earnings and insurances.
o        a personal guarantee of the majority shareholder.
o        the corporate guarantee of the management company.

The loan agreements contain ship finance covenants including restrictions as to changes in management and ownership of the vessels, distribution of dividends or any other distribution of profits or assets, additional indebtedness and mortgaging of vessels without the lender's prior consent, the sale of vessels, as well as minimum requirements regarding the hull ratio cover.

The loan obtained by Diana Trading Limited is secured by a second preferred mortgage over the vessel M/V Nikolaos P., owned by Oceanopera Shipping Limited.

Interest expense for the years ended December 31, 2002, 2003 and 2004 amounted to $543,505, $609,741, and $566,880 respectively.

Euroseas Ltd. and subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004
(ALL AMOUNTS EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------



11.      INCOME TAXES

Under the laws of the countries of the companies' incorporation and/or vessels' registration, the companies are not subject to tax on international shipping income, however, they are subject to registration and tonnage taxes, which have been included in Vessel operating expenses in the accompanying consolidated statements of income.

Pursuant to the Internal Revenue Code of the United States (the "Code"), U.S. source income from the international operations of ships is generally exempt from U.S. tax if the company operating the ships meets certain requirements. Among other things, in order to qualify for this exemption, the company operating the ships must be incorporated in a country, which grants an equivalent exemption from income taxes to U.S. corporations. All the company's ship-operations subsidiaries satisfy these initial criteria. In addition these Companies must be more than 50% owned by individuals who are residents as defined in the countries of incorporation or another foreign country that grants an equivalent exemption to U.S. corporations. These companies also currently satisfy the more that 50% benefit ownership requirement. In addition, upon completion of the public offering of the company' shares, the management of the Company believes that by virtue of the special rule applicable to situations were the ship operating companies are beneficial owned by a publicly traded company like the Company, the more than 50% beneficial ownership requirement can also be satisfied based on the trading volume and the anticipated widely held ownership of the Company's shares, but no assurance can be given that this will remain so in the future, since continued compliance with this rule is subject to factors outside the Company's control.

12.      EARNINGS PER COMMON SHARE

Basic and diluted earnings per common share are computed as follows:

                                                            December 31,     December 31,    December 31,
                                                            2002                    2003           2004
----------------------------------------------------------------------------------------------------------
Income:
    Net income for the year available to common              891,628             8,426,612      30,611,765
stockholders
Basic earnings per share:
   Weighted average common shares - outstanding           29,754,166            29,754,166      29,754,166
Diluted earnings per share:
   Weighted average common shares - diluted               29,754,166            29,754,166      29,754,166
Basic earnings per share:                                  0.03                      0.28            1.03
Diluted earnings per share:                                0.03                      0.28            1.03

Euroseas Ltd. and subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004
(ALL AMOUNTS EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------



13.      COMMITMENTS AND CONTINGENCIES

There are no material legal proceedings to which the Company is a party or to which any of its properties are subject, other than routine litigation incidental to the Company's business. In the opinion of the management, the disposition of these lawsuits should not have a material impact on the consolidated results of operations, financial position and cash flows.

The distribution of the net earnings by one of the chartering pools performing the exploitation of one of the Company's vessels has not yet been finalized for the year ended December 31, 2004. Any effect on the Company's income resulting from any future reallocation of pool income cannot be reasonably estimated.

Silvergold Shipping Limited issued a letter of guarantee on December 9, 2004 of $1,000,000 addressed to the Norwegian Futures and Options Clearing House (open-end). The letter of guarantee is secured through a pledge over a time deposit held by Silvergold Shipping Limited of $1,000,000. To date no transactions have been carried out under this guarantee.

14.      COMMON STOCK AND PAID - IN CAPITAL

Common stock relates to 29,752,166 shares with a value of $0.01 each. The amount shown in the accompanying consolidated balance sheets, as additional paid-in capital, represents payments made by the shareholders for the acquisitions of the Company's vessels.

Euroseas Ltd. and subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004
(ALL AMOUNTS EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------



15.      VOYAGE AND VESSEL OPERATING EXPENSES

The amounts in the accompanying consolidated statement of income are analyzed as follows:

                                                                   YEAR ENDED DECEMBER 31,
                                               -----------------------------------------------------------------
                                                               2002                   2003                2004
----------------------------------------------------------------------------------------------------------------
VOYAGE EXPENSE
Port charges                                                132,076                202,537             188,319
Bunkers                                                     387,973                227,398             182,026
Other                                                        11,887                  7,000                   -
----------------------------------------------------------------------------------------------------------------
TOTAL                                                       531,936                436,935             370,345
----------------------------------------------------------------------------------------------------------------


VESSEL OPERATING EXPENSES
Crew wages and related costs                              3,934,140              4,569,039           4,460,233
Insurance                                                   875,319              1,334,517           1,486,179
Repairs and maintenance                                     503,761                595,194             515,820
Lubricants                                                  391,576                455,931             446,034
Spares and consumable stores                              1,310,317              1,555,286           1,660,600
Professional and legal fees                                  31,327                 34,206              46,997
Others                                                      117,831                231,557             290,389
----------------------------------------------------------------------------------------------------------------
Total                                                     7,164,271              8,775,730           8,906,252
----------------------------------------------------------------------------------------------------------------

Commission expense can be analyzed as follows:

                                                                   YEAR ENDED DECEMBER 31,
                                               -----------------------------------------------------------------
                                                                                      2003                2004
                                               2002
----------------------------------------------------------------------------------------------------------------

Commissions charged by third parties                        265,899                619,552           1,334,307
Commissions charges by related parties                      155,060                286,465             880,890
----------------------------------------------------------------------------------------------------------------
TOTAL                                                       420,959                906,017           2,215,197
----------------------------------------------------------------------------------------------------------------

16.      FINANCIAL INSTRUMENTS

The principal financial assets of the Company consists of cash on hand and at banks, interest rate swaps and accounts receivable due from charterers. The principal financial liabilities of the Company consist of long-term loans and accounts payable due to suppliers.

Euroseas Ltd. and subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004
(ALL AMOUNTS EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------



16.      FINANCIAL INSTRUMENTS - CONTINUED

INTEREST RATE RISK

The Company entered into interest rate swap contracts as economic hedges to its exposure to variability in its floating rate long term debt. Under the terms of the interest rate swaps the Company and the bank agreed to exchange, at specified intervals the difference between a paying fixed rate and floating rate interest amount calculated by reference to the agreed principal amounts and maturities. Interest rate swaps allow the Company to convert long-term borrowings issued at floating rates into equivalent fixed rates. Even though the interest rate swaps were entered into for economic hedging purposes, the derivatives described below do not qualify for accounting purposes as fair value hedges, under FASB Statement No. 133, Accounting for derivative instruments and hedging activities, as the Company does not have currently written contemporaneous documentation, identifying the risk being hedged, and both on a prospective and retrospective basis performed an effective test supporting that the hedging relationship is highly effective. Consequently, the Company recognizes the change in fair value of these derivatives in the statement of income.

CONCENTRATION OF CREDIT RISK

Financial instruments, which potentially subject the Company to significant concentration of credit risk consist primarily of cash and trade accounts receivable. The Company places its temporary cash investments, consisting mostly of deposits, with high credit qualified financial institutions. The Company performs periodic evaluation of the relative credit standing of these financial institutions that are considered in the Company's investment strategy. The Company limits its credit risk with accounts receivable by performing ongoing credit evaluations of its customers' financial condition and generally does not require collateral for its accounts receivable.

FAIR VALUE

The carrying values of cash, accounts receivable and accounts payable are reasonable estimates of their fair value due to the short term nature of these financial instruments. The fair value of long term bank loans bearing interest at variable interest rates approximates the recorded values.

17.      SUBSEQUENT EVENTS

1.       TRANSACTION WITH EUROSEAS LTD. AND COVE APPAREL INC.

On August 25, 2005, Euroseas Ltd. sold 7,026,993 common shares in an institutional private placement for approximately $21 million. As part of the private placement, Euroseas Ltd. has agreed to file a registration statement with the Securities and Exchange Commission to register for re-sale the shares of Euroseas Ltd. The shares have warrants which allow the shareholders of the institutional private placement the right to acquire one share of Euroseas stock for every four shares acquired at a price of $3.60 per share. These warrants exist for a period of five years from the date of registration.

Euroseas Ltd. and subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004
(ALL AMOUNTS EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------



17.      SUBSEQUENT EVENTS - CONTINUED

1.       TRANSACTION WITH EUROSEAS LTD. AND COVE APPAREL INC. - CONTINUED

On August 25, 2005, Cove Apparel, Inc. ("Cove") signed an Agreement and Plan of Merger (the "Merger Agreement") to combine with Euroseas Acquisition Company Inc. ("Euroseas Acquisition Company"), a Delaware corporation and wholly-owned subsidiary of Euroseas Ltd. The Merger Agreement provides for the merger of Euroseas Acquisition Company with Cove, with the current stockholders of Cove receiving 0.102969 shares of Euroseas Ltd. common stock for each share of Cove common stock they presently own. As part of the merger, Euroseas Ltd. has agreed to file a registration statement with the Securities and Exchange Commission to register for re-sale the shares issued in the merger to the Cove stockholders. Upon consummation of the merger, the separate existence of Cove will cease, and Euroseas Acquisition Company will continue as the surviving corporation and as a wholly owned operating subsidiary of Euroseas Ltd. under the name Cove Apparel, Inc. Euroseas Acquisition Company was formed on June 21, 2005 to effect the merger with Cove.

2.       DIVIDENDS

In April 5, 2005 the Company declared $10,190,000 of dividends relating to the year ended December 31, 2004. On May 31, 2005 the Company declared an additional interim dividend of $34,000,000 which related to the period ended May 31, 2005.

On May 31, 2005 Silvergold Shipping Ltd. declared a final dividend of $35,000 to its shareholders.

3.       NEW LOANS

(a) On May 9, 2005 Diana Trading Limited (the owner of M/V Irini) entered into a loan agreement amounting to $4,200,000 which was drawn down on May 9, 2005. The loan is repayable in twelve consecutive quarterly installments being four installments of $450,000 each, and eight installments of $300,000 each with the last installment due in May 2008. The first installment is payable in August 2005. The interest is calculated at LIBOR plus 1.25% per annum.

         The loan is secured with the following:

         o    a second priority mortgage over the respective vessel.
         o    general assignment of earnings and insurance.
         o    a personal guarantee of the majority shareholder.

         The loan agreements contain ship finance covenants including restrictions as to changes in management and ownership of the vessels, distribution of dividends or any other distribution of profits or assets, additional indebtedness and mortgaging of vessels without the lender's prior consent, the sale of vessels, as well as minimum requirements regarding the hull ratio cover. The Company is not in default of any credit facility covenant.

EUROSEAS LTD. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004
(ALL AMOUNTS EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------



17.      SUBSEQUENT EVENTS - CONTINUED

3.       NEW LOANS - CONTINUED

(b) On May 16, 2005 Alcinoe Shipping Limited (the owner of M/V Pantelis P.), Oceanpride Shipping Limited (the owner of M/V John P.), Searoute Maritime Ltd (the owner of M/V Ariel) and Oceanopera Shipping Ltd (the owner of M/V Nikolaos P) jointly and severally entered into a new Eurodollar loan amounting to $13,500,000 which was drawn down on May 16, 2005. Prior to obtaining the loan an amount of $1,400,000 was paid in settlement of the outstanding loans as at March 31, 2005 for Alcinoe Shipping Limited and Oceanpride Shipping Limited. The new loan is repayable in twelve consecutive quarterly installments being two installments of $2,000,000 each, one installment of $1,500,000, nine installments of $600,000 each and a balloon payment of $2,600,000 payable with the last installment in May 2008. The first installment is due in August 2005. Interest is calculated on LIBOR plus 1.5% per annum.

         The loan is secured with the following:

         o first priority mortgage over the respective vessels on a joint and several basis.
         o  first assignment of earnings and insurance.
         o  a personal guarantee of the majority shareholder.
         o  a corporate guarantee of Eurobulk Ltd.
         o a minimum liquidity balance equal to no less than $1,000,000 through out the life of the facility.

         The loan agreements contain ship finance covenants including restrictions as to changes in management and ownership of the vessels, distribution of dividends or any other distribution of profits or assets, additional indebtedness and mortgaging of vessels without the lender's prior consent, the sale of vessels, as well as minimum requirements regarding the hull ratio cover. The Company is not in default of any credit facility covenant.

4.       REFINANCE OF LOANS

(a) On February 9, 2005, Alterwall Shipping Inc. refinanced the final balloon payment of their loan. It is repayable in sixteen quarterly installments of $150,000 each, and a balloon payment of $1,200,000 due in February, 2009. Interest is calculated at LIBOR plus 1.25%.

(b) On May 24, 2005, Allendale Investments S.A. (the owner of M/V Kuo Hsiung) and Alterwall Business Inc. (the owner of M/V HM Qingdao1" (ex Kuo Jane)) jointly and severally entered into a loan agreement amounting to $20,000,000 when the outstanding amount of the old loans was $3,600,000 which was drawn down on May 26, 2005. The loan is repayable in twenty-four unequal consecutive quarterly installments of $1,500,000 each in the first year, $1,125,000 each in the second year, $775,000 in the third year, $450,000 each in the forth through to the sixth year and a balloon payment of $1,000,000 payable with the last installment in May 2011. The interest is calculated at LIBOR plus 1.25% per annum as long as the outstanding amount remains below 60% of the fair market value (FMV) of the vessel and 1.375% if the outstanding amount is above 60% of the FMV of the vessel.

EUROSEAS LTD. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004
(ALL AMOUNTS EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------



17. SUBSEQUENT EVENTS - CONTINUED

4. REFINANCE OF LOANS - CONTINUED

(b) continued

         The loan is secured with the following:

         o first priority mortgage over the respective vessels on a joint and several basis.
         o   first assignment of earnings and insurance.
         o   a personal guarantee of the majority shareholder.
         o   a corporate guarantee of Eurobulk Ltd.
         o   a pledge of all the issued shares of each borrower

         The loan agreements contain ship finance covenants including restrictions as to changes in management and ownership of the vessels, distribution of dividends or any other distribution of profits or assets, additional indebtedness and mortgaging of vessels without the lender's prior consent, the sale of vessels, as well as minimum requirements regarding the hull ratio cover. The Company is not in default of any credit facility covenant.

                                                          Exhibit D to Item 9.01














          EUROSEAS LTD AND SUBSIDIARIES

          Unaudited Condensed Consolidated Financial Statements for the Six Month Periods Ended June 30, 2004 and 2005

Euroseas Ltd and Subsidiaries

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2004 AND 2005
--------------------------------------------------------------------------------



         INDEX TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                          PAGES
Unaudited Condensed Consolidated Balance Sheet as of June 30, 2005                                          38

Unaudited Condensed Consolidated Statements of Income for the six month periods ended
    June 30, 2004 and 2005                                                                                  39

Unaudited Condensed Consolidated Statements of Shareholders' Equity for the six month
    period ended  June 30, 2005                                                                             40

Unaudited Condensed Consolidated Statements of Cash Flows for the six month periods ended
    June 30, 2004 and 2005                                                                                  41

Notes to the Unaudited Condensed Consolidated Financial Statements                                         42-48

Euroseas Ltd and Subsidiaries

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2005
(ALL AMOUNTS EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------

                                                                                                       JUNE 30
10
                                                                                                          2005
                                      NOTES

----------------------------------------------------------------------------------------------------------------
ASSETS
CURRENT ASSETS
Cash and cash equivalents                                                                            5,452,608
Accounts receivable trade, net                                                                           9,652
Prepaid expenses                                                                                       129,706
Claims and other receivables                                                                            69,641
Due from related party                                            5                                  3,995,602
Inventories                                                       3                                    319,765
Restricted cash                                                                                      1,299,135
----------------------------------------------------------------------------------------------------------------
Total current assets                                                                                11,276,109
----------------------------------------------------------------------------------------------------------------

FIXED ASSETS
Vessels, net book value                                                                             32,978,300
----------------------------------------------------------------------------------------------------------------
Total fixed assets                                                                                  32,978,300
----------------------------------------------------------------------------------------------------------------

LONG-TERM ASSETS
Deferred charges, net                                                                                2,357,775
----------------------------------------------------------------------------------------------------------------
TOTAL LONG-TERM ASSETS                                                                               2,357,775
----------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                                                        46,612,184
----------------------------------------------------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Long-term debt, current portion                                                                     14,780,000
Trade accounts payable                                                                                 946,760
Accrued expenses                                                                                       437,570
Deferred revenue                                                  4                                  2,176,825
Due to related companies                                          5                                          -
----------------------------------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                                                                           18,341,155
----------------------------------------------------------------------------------------------------------------

LONG-TERM LIABILITIES
Long-term debt, net of current portion                                                              26,620,000
----------------------------------------------------------------------------------------------------------------
TOTAL LONG-TERM LIABILITIES                                                                         26,620,000
----------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                                                                   44,961,155
----------------------------------------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES                                     6                                          -

SHAREHOLDERS' EQUITY
Common Stock (par value $0.01, 100,000,000 shares
authorized, 29,754,166 issued and outstanding)                                                         297,542
Preferred shares (par value $0.01, 20,000,000 shares
authorized, no shares issued and outstanding)                                                                -
Additional paid-in capital                                                                          17,073,381
Accumulated deficit                                                                                (15,719,894)
----------------------------------------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY                                                                           1,651,029
----------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                                          46,612,184
----------------------------------------------------------------------------------------------------------------





         The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Euroseas Ltd and Subsidiaries

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE SIX MONTH PERIODS ENDED JUNE 30, 2004 AND 2005
(ALL AMOUNTS EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------


                                                                                       SIX MONTHS ENDED JUNE 30,
                                                                                           2004               2005
                                                                                      (UNAUDITED)         (UNAUDITED)
----------------------------------------------------------------------------------------------------------------------
REVENUES
Voyage revenue                                                                       21,321,769         23,833,736
Commissions                                                                          (1,018,218)        (1,340,228)
----------------------------------------------------------------------------------------------------------------------
NET REVENUE                                                                          20,303,551         22,493,508
----------------------------------------------------------------------------------------------------------------------

OPERATING EXPENSES
Voyage expenses                                                                          60,829            131,903
Vessel operating expenses                                                             4,727,324          4,270,787
Management fees                                                                       1,007,771            965,384
Amortization and depreciation                                                         1,640,565          1,824,322
Gain on sale of vessel                                                               (2,315,477)                 -
----------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                                                              5,121,012          7,192,396
----------------------------------------------------------------------------------------------------------------------

OPERATING INCOME                                                                     15,182,539         15,301,112
----------------------------------------------------------------------------------------------------------------------

OTHER INCOME/(EXPENSES)
Interest and finance cost                                                              (297,916)          (545,719)
Derivative gain/(loss)                                                                   11,000            (82,029)
Foreign exchange gain/(loss)                                                             (3,734)               311
Interest income                                                                          18,535             89,698
----------------------------------------------------------------------------------------------------------------------
OTHER INCOME/(EXPENSES), NET                                                           (272,115)          (537,738)

----------------------------------------------------------------------------------------------------------------------
NET INCOME FOR THE PERIOD                                                            14,910,424         14,763,374
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
EARNINGS   PER  SHARE,   BASIC  AND                                                        0.50               0.50
DILUTED
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
WEIGHTED  AVERAGE  NUMBER OF SHARES
OUTSTANDING DURING THE PERIOD                                                        29,754,166         29,754,166
----------------------------------------------------------------------------------------------------------------------




         The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Euroseas Ltd and Subsidiaries

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2005
(ALL AMOUNTS, EXCEPT PER SHARE DATA, EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------


                                      NUMBER       COMMON     PREFERRED                   RETAINED
                   COMPREHENSIVE          OF       SHARES         SHARES    PAID-IN       EARNINGS/
                          INCOME      SHARES       AMOUNT         AMOUNT    CAPITAL    (ACCUMULATED
                                                                                           DEFICIT)          TOTAL

----------------------------------------------------------------------------------------------------------------------



Balance,
December 31, 2004
                                  29,754,166      297,542              -  17,073,381     13,741,732       31,112,655
Net income            14,763,374           -            -              -           -     14,763,374       14,763,374
                      ----------
Dividends                                  -            -              -           -    (44,225,000)     (44,225,000)
----------------------------------------------------------------------------------------------------------------------
Balance
June 30, 2005                     29,754,166      297,542              -  17,073,381     (15,719,894)      1,651,029
----------------------------------------------------------------------------------------------------------------------



























    The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Euroseas Ltd and Subsidiaries

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------
FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2005
(ALL AMOUNTS EXPRESSED IN U.S. DOLLARS)

                                                                                 SIX MONTHS ENDED JUNE 30,
                                                                    --------------------------------------------
                                                                                    2004                  2005
                                                                             (UNAUDITED)             (UNAUDITED)
----------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                                    14,910,424            14,763,374
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation                                                                   1,328,247             1,191,864
Amortization for deferred dry-docking                                            312,318               632,458
Amortization for deferred finance cost                                            26,269                61,784
Gain on sale of vessel                                                        (2,315,477)                    -
Provision for doubtful accounts                                                  (27,907)                    -
(Gain)/Loss on derivative                                                        (11,000)               82,029

Changes in operating assets and liabilities:
(Increase)/decrease in:
Accounts receivable trade, net                                                  (170,965)              236,233
Prepaid expenses                                                                (319,914)               77,845
Claims and other receivables                                                     333,139               (13,887)
Inventories                                                                       98,927               (16,287)
Due from related companies                                                       108,277            (8,621,660)
Increase/(decrease) in:
Trade accounts payable                                                           866,962                67,219
Accrued expenses                                                                (182,671)              116,914
Other liabilities                                                                (93,714)              268,634
Deferred dry docking expenses                                                 (1,480,078)             (688,739)
----------------------------------------------------------------------------------------------------------------
Net cash provided by operating activities                                     13,382,837             8,157,781
----------------------------------------------------------------------------------------------------------------

Cash flows from investing activities:
(Increase)/decrease in cash retention accounts                                      (494)           (1,230,155)
Proceeds from sale of vessel                                                   6,723,018                     -
----------------------------------------------------------------------------------------------------------------
Net cash used in investing activities                                          6,722,524            (1,230,155)
----------------------------------------------------------------------------------------------------------------

Cash flows from financing activities:
Deferred financing costs                                                               -              (157,500)
Dividends paid/ return of capital                                            (11,762,500)          (44,225,000)
Proceeds from long term debt                                                           -            28,810,000
Repayment of long-term debt                                                   (5,468,780)           (1,400,000)
----------------------------------------------------------------------------------------------------------------
Net cash used in financing activities                                        (17,231,280)          (16,972,500)
----------------------------------------------------------------------------------------------------------------

Net increase in cash and cash equivalents                                      2,874,081           (10,044,874)
Cash and cash equivalents at beginning of period                               8,100,047            15,497,482
----------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period                                    10,974,128             5,452,608
----------------------------------------------------------------------------------------------------------------

Cash paid for interest                                                           253,644               260,376
----------------------------------------------------------------------------------------------------------------



         The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Euroseas Ltd and Subsidiaries

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTH PERIODS ENDED JUNE 30, 2004 AND 2005
(ALL AMOUNTS EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------


1.       BASIS OF PRESENTATION AND GENERAL INFORMATION

Euroseas Ltd. (the "Company") was formed on May 5, 2005 under the laws of the Republic of the Marshall Islands to consolidate the beneficial owners of the ship owning companies listed below. On June 28, 2005 the beneficial owners exchanged all their shares in the ship-owning companies for shares in Friends Investment Company Inc, a newly formed Marshall Islands company. On June 29, 2005, Friends Investment Company Inc. then exchanged all the shares in the ship-owning companies for shares in Euroseas Ltd, thus becoming the sole shareholder of Euroseas Ltd. The transaction described above constitutes a reorganization of companies under common control, and has been accounted for in a manner similar to a pooling of interests, as each ship-owning company was under the common control of the Pittas family prior to the transfer of ownership of the companies to Euroseas Ltd. Accordingly, the consolidated financial statements of the Company have been presented as if the ship-owning companies were consolidated subsidiaries of the Company for all periods presented and using the historical carrying costs of the assets and the liabilities of the ship-owning companies listed below.

The operations of the vessels are managed by Eurobulk Ltd., a related corporation.

The manager has an office in Greece located at 40 Ag. Constandinou Ave, Maroussi, Athens, Greece. The manager provides the Company with a wide range of shipping services such as technical support and maintenance, insurance consulting, chartering, financial and accounting services, as well as executive management services, in exchange for a fixed and variable fee (Note 5).

The Company is engaged in the ocean transportation of dry bulk and containers through the ownership and operation of the following dry bulk and container carriers:

    o Searoute Maritime Ltd. incorporated in Cyprus on May 20, 1992, owner of the Cyprus flag 33,712 DWT bulk carrier motor vessel "Ariel", which was built in 1977 and acquired on March 5, 1993.

    o Oceanopera Shipping Ltd. incorporated in Cyprus on June 26, 1995, owner of the Cyprus flag 34,750 DWT bulk carrier motor vessel "Nikolaos P", which was built in 1984 and acquired on July 22, 1996.

    o Oceanpride Shipping Ltd. incorporated in Cyprus on March 7, 1998, owner of the Cyprus flag 26,354 DWT bulk carrier motor vessel "John P", which was built in 1981 and acquired on March 7, 1998.

    o Alcinoe Shipping Ltd. incorporated in Cyprus on March 20, 1997, owner of the Cyprus flag 26,354 DWT bulk carrier motor vessel "Pantelis P", which was built in 1981 and acquired on June 4, 1997.

    o Alterwall Business Inc. incorporated in Panama on January 15, 2001, owner of the Panama flag 18,253 DWT container carrier motor vessel "HM Qingdao1" (ex Kuo Jane), which was built in 1990 and acquired on February 16, 2001.

    o Allendale Investment S.A. incorporated in Panama on January 22, 2002, owner of the Panama flag 18,154 DWT container carrier motor vessel "Kuo Hsiung", which was built in 1993 and acquired on May 13, 2002.

EUROSEAS LTD AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS
FOR THE SIX MONTH PERIODS ENDED JUNE 30, 2004 AND 2005
(ALL AMOUNTS EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------


1.       BASIS OF PRESENTATION AND GENERAL INFORMATION - CONTINUED

    o Diana Trading Ltd. incorporated in the Marshall Islands on September 25, 2002, owner of the Marshall Islands flag 69,734 DWT bulk carrier motor vessel "Irini", which was built in 1988 and acquired on October 15, 2002.

    o Euroseas Acquisition Company Inc. was incorporated in Delaware, United States of America on June 21, 2005, to effect a merger with Cove Apparel Inc. See Note 8.

In addition, the historical financial statements include the accounts of the following vessel owning companies which were managed by Eurobulk, Ltd. during the periods presented:

    (c) Silvergold Shipping Ltd. incorporated in Cyprus on May 16, 1994. Up to June 3, 1996, the Company was engaged in ship owning activities, but thereafter, the Company's assets and liabilities were liquidated and the retained earnings were distributed to the shareholders. The Company remained dormant until October 10, 2000 when it acquired the 18,000 DWT container carrier motor vessel "Widar", owner of the Cyprus flag, which was built in 1986. The vessel was sold on April 24, 2004. The group of beneficial shareholders which own the above mentioned ship-owing companies also own the ship owning company, Silvergold Shipping Ltd., accordingly, these accompanying financial statements also consolidate the accounts of Silvergold Shipping Ltd until May 31, 2005, when Silvergold Shipping Ltd declared a final dividend of $35,000 to its shareholders.

    (d) Fitsoulas Corporation Limited which was incorporated in Malta on September 24, 1999, is the owner of the Malta flag 41,427 DWT bulk carrier motor vessel Elena Heart, which was built in 1983 and acquired on October 22, 1999. The vessel was sold on March 31, 2003. The group of beneficial shareholders which own the above mentioned ship-owing companies also exercised significant influence over the ship-owning company Fitsoulas Corporation Limited through their 38% interest in that company, and this investment was therefore accounted for

During the six month periods ended June 30, 2004 and 2005 five charterers individually accounted for more than 10% of the Company's voyage and time charter revenues as follows:

                                                 Six months ended June 30,
Charterer                                      2004                    2005
-------------------------------------------------------------------------------

A                                            12.91%                   16.77%
B                                            12.37%                     -
C                                            11.6%                      -
D                                            10.87%                     -
E                                            10.81%                   19.52%

EUROSEAS LTD AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTH PERIODS ENDED JUNE 30, 2004 AND 2005
(ALL AMOUNTS EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------


1.       BASIS OF PRESENTATION AND GENERAL INFORMATION - CONTINUED

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted principles for interim financial information. Accordingly they do not include all the information and notes required by U.S. generally accepted accounting principles for complete financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments considered necessary for a fair presentation of the Company's financial position, results of operations and cash flow for the periods presented. Operating results for the six month period ended June 30, 2005 are not necessarily indicative of the results that might be expected for the fiscal year ending December 31, 2005.

The unaudited interim financial statements as of and for the six month period ended June 30, 2005 and 2004 should be read in conjunction with the audited consolidated financial statements as of and for the three year period ended December 31, 2004.

Euroseas Ltd and Subsidiaries

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTH PERIODS ENDED JUNE 30, 2004 AND 2005
(ALL AMOUNTS EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------



2.       INVENTORIES

The amounts shown in the accompanying consolidated balance sheets are analyzed as follows:

                                                                June 30, 2005
 ------------------------------------------------------------------------------

 Lubricants                                                           261,954
 Victualling                                                           57,811
 ------------------------------------------------------------------------------
 TOTAL                                                                319,765
 ------------------------------------------------------------------------------

3.       DEFERRED REVENUE

The account relates to deferred voyage revenue that represents cash received from charterers prior to it being earned. These amounts are recognized as income in the appropriate future periods.

4.       RELATED PARTY TRANSACTIONS

The Company's vessel owning companies are parties to management agreements with Eurobulk Ltd., a related company (the "Management Company") whereby the Management Company provides technical and commercial management for a fixed daily fee of Euro 590 for the period ended June 30, 2004 and 2005. Such management fees amounted to $1,007,771 and $965,384 in 2004 and 2005 respectively.

The Company uses brokers to provide services, as it is industry practice. Eurochart S.A., a related party, provides sales and purchases (S&P) and chartering services to the Company. A commission of 1% on vessel sales price and 1%-1.25%, on charter revenue is paid to Eurochart S.A. for these services. The amount paid to Eurochart S.A for the 1% commission amounted to $70,000 and none in the period ended June 30, 2004 and 2005, respectively. There were no vessel sales during the period ended June 30, 2005. The commission on charter revenue for the six month periods ended June 30, 2004 and 2005 amounted to $257,527 and $294,587, respectively.

Certain shareholders, together with another ship management company, have one joint venture with the insurance broker Sentinel Maritime Services Inc. and one with the crewing agent More Maritime Agencies Inc. The shareholders' percentage participation in these joint ventures was 35% in 2004 and 58% in 2005.

Amounts due to related parties represent net disbursements and collections made on behalf of the vessel-owning companies by the Management Company or another related party during the normal course of operations.

Euroseas Ltd and Subsidiaries

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTH PERIODS ENDED JUNE 30, 2004 AND 2005
(ALL AMOUNTS EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------



6.       LONG-TERM DEBT

Long-term debt as of June 30, 2005 comprises bank loans granted to the vessel-owning companies, which are as follows:

                                                                         JUNE 30,
                                                             ----------------------------------
BORROWER                                                                                 2005
----------------------------------------------------- ------ ------ ---------------------------
Diana Trading Limited                                  (a)                          7,900,000
Alterwall Shipping Inc                                 (b)                         20,000,000
Allendale Investments S.A.
Alcinoe Shipping Limited/
Oceanpride Shipping Limited/
Searoute Maritime Limited/
Oceanopera Shipping Limited                            (c)                         13,500,000

----------------------------------------------------- ------ ------ ---------------------------
                                                                                   41,400,000
Current portion                                                                   (14,780,000)
----------------------------------------------------- ------ ------ ---------------------------
LONG-TERM PORTION                                                                  26,620,000
----------------------------------------------------- ------ ------ ---------------------------


The future annual loan repayments are as follows:

To June 30
---------------------------------------------------------- ------- ----------------------------
2005                                                                              14,780,000
2006                                                                               8,980,000
2007                                                                              10,180,000
2008                                                                               2,860,000
2009                                                                               1,800,000
thereafter                                                                         2,800,000
---------------------------------------------------------- ------- ----------------------------
TOTAL                                                               $             41,400,000
---------------------------------------------------------- ------- ----------------------------


(a) On May 9, 2005 Diana Trading Ltd. (the owner of M/V Irini) entered into a loan agreement amounting to $4,200,000 which was drawn down on May 9, 2005. The loan is repayable in twelve consecutive quarterly installments being four installments of $450,000 each, and eight installments of $300,000 each with the last installment due in May 2008. The first installment is payable in August 2005. The interest is calculated at LIBOR plus 1.25% per annum.

Euroseas Ltd and Subsidiaries

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTH PERIODS ENDED JUNE 30, 2004 AND 2005
(ALL AMOUNTS EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------


6.       LONG-TERM DEBT - CONTINUED

    (b) On May 16, 2005 Alcinoe Shipping Ltd (the owner of M/V Pantelis P.), Oceanpride Shipping Ltd. (the owner of M/V John P.), Searoute Maritime Ltd. (the owner of M/V Ariel) and Oceanopera Shipping Ltd. (the owner of M/V Nikolaos P) jointly and severally entered into a new eurodollar loan amounting to $13,500,000 which was drawn down on May 16, 2005. Prior to obtaining the loan an amount of $1,400,000 was paid in settlement of the outstanding loans as at March 31, 2005 for Alcinoe Shipping Ltd. and Oceanpride Shipping Ltd. The new loan is repayable in twelve consecutive quarterly installments being two installments of $2,000,000 each, one installment of $1,500,000, nine installments of $600,000 each and a balloon payment of $2,600,000 payable with the last installment in May 2008. The first installment is due in August 2005. Interest is calculated on LIBOR plus 1.5% per annum.

    (c) On May 24, 2005, Allendale Investments S.A. (the owner of M/V Kuo Hsiung) and Alterwall Business Inc. (the owner of M/V HM Qingdao1" (ex Kuo Jane)) jointly and severally entered into a loan agreement amounting to $20,000,000 when the outstanding amount of the old loans were $3,600,000 which was drawn down on May 26, 2005. The loan is repayable in twenty-four unequal consecutive quarterly installments of $1,500,000 each in the first year, $1,125,000 each in the second year, $775,000 in the third year, $450,000 each in the forth through to the sixth year and a balloon payment of $1,000,000 payable with the last installment in May 2011. The interest is calculated at LIBOR plus 1.25% per annum as long as the outstanding amount remains below 60% of the fair market value (FMV) of the vessel and 1.375% if the outstanding amount is above 60% of the FMV of the vessel.

The loans are secured with one or more of the following:

    o first priority mortgage over the respective vessels on a joint and several basis.
    o    first assignment of earnings and insurance.
    o    a personal guarantee of the majority shareholder.
    o    a corporate guarantee of Eurobulk Ltd.
    o    a pledge of all the issued shares of each borrower

The loan agreements contain ship finance covenants including restrictions as to changes in management and ownership of the vessels, distribution of dividends or any other distribution of profits or assets, additional indebtedness and mortgaging of vessels without the lender's prior consent, the sale of vessels, as well as minimum requirements regarding the hull ratio cover. The Company is not in default of any credit facility covenant.

Euroseas Ltd and Subsidiaries

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTH PERIODS ENDED JUNE 30, 2004 AND 2005
(ALL AMOUNTS EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------


7.       COMMITMENTS AND CONTINGENCIES

There are no material legal proceedings to which the Company is a party or to which any of its properties are subject, other than routine litigation incidental to the Company's business. In the opinion of the management, the disposition of these lawsuits should not have a material impact on the consolidated results of operations, financial position and cash flows.

The distribution of the net earnings by one of the chartering pools performing the exploitation of one of the Company's vessels has not yet been finalized for the period ended June 30, 2005. Any effect on the Company's income resulting from any future reallocation of pool income cannot be reasonably estimated.

8.       SUBSEQUENT EVENTS

On August 25, 2005, the Company sold 7,026,993 common shares in an institutional private placement for approximately $21 million, before expenses. As part of the private placement, Euroseas Ltd. has agreed to file a registration statement with the Securities and Exchange Commission to register for re-sale the shares of Euroseas Ltd. The shares have warrants which allow the shareholders of the institutional private placement the right to acquire one share of Euroseas stock for every four shares acquired at a price of $3.60 per share. These warrants exist for a period of five years from the date of registration.

On August 25, 2005, Cove Apparel, Inc. ("Cove") signed an Agreement and Plan of Merger (the "Merger Agreement") to combine with Euroseas Acquisition Company Inc. ("Euroseas Acquisition Company"), a Delaware corporation and wholly-owned subsidiary of Euroseas Ltd. The Merger Agreement provides for the merger of Euroseas Acquisition Company with Cove, with the current stockholders of Cove receiving 0.102969 shares of Euroseas Ltd. common stock for each share of Cove common stock they presently own. As part of the merger, Euroseas Ltd. has agreed to file a registration statement with the Securities and Exchange Commission to register for re-sale the shares issued in the merger to the Cove stockholders. Upon consummation of the merger, the separate existence of Cove will cease, and Euroseas Acquisition Company will continue as the surviving corporation and as a wholly owned operating subsidiary of Euroseas Ltd. under the name Cove Apparel, Inc. Euroseas Acquisition Company was formed on June 21, 2005 to effect the merger with Cove.